UNITED STATES SECURITY AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

  Pursuant to Section 13 or (of) 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: November 10, 2003
                        (Date of earliest event reported)

                                 NOVA OIL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

         000-32531                                            84-0811034
(Commission File Number)                    (IRS Employer Identification Number)

                               17922 N. Hatch Road
                               Colbert, Washington
                    (Address of Principal Executive Offices)

                                   99005-9377
                                   (Zip Code)

                                 (509) 466-0576
              (Registrant's Telephone Number, Including Area Code)


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

During the fourth quarter of 2003, a private placement offering with a maximum of 2,000,000 Shares of Common Stock was initiated by the Company in the states of Washington, Idaho, Montana, Nevada, New Jersey and New York. Management estimates that the Company's net proceeds from the offering, assuming the maximum is sold, will be approximately $153,500, after deducting the underwriting discounts and commissions and estimated offering expenses. There is no assurance that the Company will be successful with this Offering of its securities. The Company has not granted any registration rights in this Offering. In connection with this Offering, the Company retained the services of Public Securities, Inc., as Placement Agent.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Nova Oil, Inc.
                                               (Registrant)

                                               By:  /s/ ARTHUR P. DAMMARELL, JR.
                                                    ----------------------------
                                                    Arthur P. Dammarell, Jr.
                                                    Treasurer and Director

Dated:   November 10, 2003